UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 12, 2011
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Suite 500, 666 Burrard Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 3P6 (Zip Code)

(604) 642-6165
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on December 12, 2011, the Board of Directors of Douglas Lake Minerals Inc. (the "Company") accepted the resignation of Debra Farquharson as Executive Vice President, Secretary, Treasurer and Chief Financial Officer of the Company.

On the same date the Board of Directors of the Company appointed Dr. Reyno Scheepers, the Company's current President, Chief Executive Officer, Chief Operating Officer and a director, as interim Secretary, Treasurer and Chief Financial Officer.

As a result, the Company's current executive officers and directors are as follows:

Name	Position
Reginald Mengi	Chairman of the Board and a director
Reyno Scheepers	President, Chief Executive Officer, Chief Operating Officer, interim Secretary, Treasurer and Chief Financial Officer, and a director
Douglas Boateng	Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS LAKE MINERALS INC.
DATE: December 12, 2011.	By: /s/ Reyno Scheepers____________ Name: Reyno Scheepers Position: President, CEO, COO, interim Secretary, Treasurer and CFO and a director

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